                                                                   EXHIBIT 10.18


                                  LEASE BETWEEN

                              BTC DEVELOPMENT, LLC

                                       AND

                         CHAPARRAL NETWORK STORAGE, INC.










                         Current as of September 1, 1999

                                TABLE OF CONTENTS


                                                                            Page
SECTION 1           PURPOSE....................................................1

SECTION 2           TERM.......................................................1

SECTION 3           COMPLETION OF THE PREMISES.................................2

SECTION 4           RENT.......................................................2

SECTION 5           TAXES AND OPERATING COST ADJUSTMENT FORMULA................4

SECTION 6           HOLDING OVER...............................................7

SECTION 7           BUILDING SERVICES..........................................7

SECTION 8           CONDITION OF PREMISES......................................8

SECTION 9           USE OF LEASED PREMISES.....................................9

SECTION 10          COMPLIANCE WITH LAW.......................................10

SECTION 11          ALTERATIONS AND REPAIRS...................................10

SECTION 12          ABANDONMENT...............................................11

SECTION 13          ASSIGNMENT AND SUBLETTING.................................11

SECTION 14          SIGNS AND ADVERTISING.....................................12

SECTION 15          DAMAGE TO PROPERTY, INJURY TO PERSONS.....................12

SECTION 16          TENANT'S INSURANCE........................................13

SECTION 17          DAMAGE OR DESTRUCTION.....................................14

SECTION 18          ENTRY BY LANDLORD.........................................15

SECTION 19          DEFAULT BY TENANT.........................................15

SECTION 20          TAXES.....................................................18


                                                                              Page
SECTION 21          EMINENT DOMAIN..............................................19

SECTION 22          SUBORDINATION TO MORTGAGES AND DEEDS OF TRUST...............19

SECTION 23          WAIVER......................................................20

SECTION 24          SUBROGATION.................................................20

SECTION 25          PLATS AND RIDERS............................................21

SECTION 26          SALE BY LANDLORD............................................21

SECTION 27          RIGHT OF LANDLORD TO PERFORM................................21

SECTION 28          ATTORNEY'S FEES.............................................21

SECTION 29          ESTOPPEL CERTIFICATE........................................22

SECTION 30          NOTICE......................................................22

SECTION 31          RIGHTS RESERVED.............................................22

SECTION 32          REAL ESTATE BROKER..........................................23

SECTION 33          MISCELLANEOUS PROVISIONS....................................23

SECTION 34          SUCCESSORS AND ASSIGNS......................................24

SECTION 35          QUIET ENJOYMENT.............................................24

SECTION 36          RECORDING...................................................24

SECTION 37          RELIANCE BY LANDLORD........................................25

SECTION 38          OPTION TO EXTEND............................................25

SECTION 39          SECURITY DEPOSIT............................................25

SECTION 40          WORK LETTERS................................................25

SECTION 41          FIRST RIGHT OF REFUSAL ON ADDITIONAL SPACE..................26

                                      LEASE

THIS LEASE made this 1st day of September, 1999, between Chaparral Network Storage, Inc., a Delaware Corporation ("Tenant"), and BTC Development, LLC "Landlord").

                                   WITNESSETH:

                                     DEMISE

         Landlord does hereby lease to Tenant and Tenant hereby leases from Landlord an approximate 20,000 rentable square feet (the "Premises," or, alternatively, the "Leased Premises") Dry Creek Corporate Center (the "Building"), which Building is situated on land described as 7040 East Dry Creek Parkway, Longmont, Colorado 80503 (the "Property"), together with a non-exclusive right, subject to the provisions of this Lease, to use all appurtenances thereto, including, but not limited to, any plazas, common areas, parking lots, walks, ways or other areas in the Building or on the Property designated by Landlord for the exclusive or non-exclusive use of the tenants of the Building.

         The Lease is upon and subject to the terms, conditions, and covenants set forth below and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of the terms, conditions, and covenants by it to be kept and performed and that this Lease is made upon the condition of such performance.

                                    SECTION 1
                                     PURPOSE

         1.1 Use of Premises. The Premises are to be used for office, engineering labs, product development, shipping, receiving, warehousing and manufacturing and related office functions, provided that such uses comply with all zoning and use restrictions, and for no other purpose without the prior written consent of Landlord.

                                    SECTION 2
                                      TERM

         2.1 Primary Term. The Term of this Lease shall be for a period of sixty
(60) months. Lease commencement, (Commencement Date) will then take place on March 15, 2000, and on March 31, 2005 ("The Primary Lease Term"). The Primary Lease Term will commence upon receipt of a Certificate of Occupancy for the Premises.

                  (a) Should Tenant, through the actions of Tenant, it's employees, agents, contractors, subcontractors, guests, licensees, or invitees, impede, delay or in some manner alter the aforementioned schedule for buildout, thus causing the estimated occupancy date to move to a future date, then the Primary Lease Term will commence on the estimated date specified in Section 2 of herein lease, even though a Certificate of Occupancy has not been received from the Building Department of the Boulder County.

                                    SECTION 3
                           COMPLETION OF THE PREMISES

         (See Space Plan. Addendum "A") Tenant shall have a Build Out Allowance of $440,000.00 or $22.00 per useable square foot. The Build Out Allowance includes all costs incurred in designing, permitting, construction, and installation of Tenant Improvements. All costs in excess of allowance are to be paid by Tenant. Golden Triangle Construction (GTC) will be the General Contractor for any initial Tenant Improvement work done to the Premises. GTC will generally request 3 competitive bids for all subcontract work to be performed, and will provide to Tenant a breakdown of all costs prior to the commencement of any work. All costs in excess of Build Out Allowance will be added to Lease Rate and amortized at ten percent (10%) over the term of the Lease.

                                    SECTION 4
                                      RENT

         4.1 Base Rent. Tenant agrees to pay Landlord during the full Primary Lease Term the sum of $1,144,458.33, payable in advance in equal monthly installments of $18,916.66 for the Premises: The first full monthly installment of Base Rent shall be payable on the Commencement Date and each succeeding monthly installment shall be due and payable on or before the first day of each and every successive calendar month thereafter during the Primary Lease Term. The exact square footage of the Premises will be measured "as-built" and Rent adjusted accordingly.

         4.2 No Offsets. The Base Rent and all other sums or changes required by this Lease to be paid by Tenant to Landlord, (all of which are sometimes collectively referred to as "Rent") shall be paid to Landlord without deduction or offset, in lawful money of the United States of America, at the office of O'Connor Development, LLC, 287 Century Circle, Suite 101, Louisville, Colorado 80027 or to such other person or at such other place as Landlord may from time to time designate in writing.

         4.3 Interest on Late Payments. Any Rent or other amount due from Tenant to Landlord under this Lease not paid within seven (7) days of when due shall bear interest from the date due, computed on a daily basis, until the date paid, at the rate of four percent (4%) over the "Prime Rate" per month, as announced by Norwest Bank of Colorado, NA from time to time, but the payment of the interest shall not excuse nor cure any default by Tenant under this Lease.

         4.4 Late Payment Charge. Further, and notwithstanding the interest charges provided for in the preceding Subsection 4.3, if any Rent or other amounts owing hereunder are not paid within seven (7) days of when due, Landlord and Tenant agree that Landlord will incur additional administrative and financial expenses and inconveniences, the amount of which will be difficult if not impossible to determine. Accordingly, Tenant shall pay to Landlord an additional one-time late charge for any late monthly payment in the amount of $500.00.

         4.5 Inflation Index. The Base Rent shall be further increased annually on each March 15 commencing on March 15, 2001, by an amount determined as follows:

                  (a) As promptly as practical after January of every year beginning January 2001, Landlord shall compute the increase, if any, in the cost of living for the preceding calendar year, based upon the "All Items and Major Group Figures for Urban Wage Earners and Clerical Workers, Denver, Colorado" all items, as published by the Bureau of Labor Statistics United States Department of Labor, based on all items for the period (1982-84 = 100). This Consumer Price Index shall hereinafter be referred to as the "Index Figure."

                  (b) The Index Figure indicated in the column for All Cities entitled "all items," for the month of January shall be the "Base Index Figure," and the corresponding Index Figure for the month of January for every year thereafter shall be the "Current Index Figure."

                  (c) The Current Index Figure shall be divided by the Base Index Figure and the resulting product, if greater than one, shall be multiplied times the previous year's Base Rent to obtain the new increased Base Rent. If the resulting product is equal to one or less than one, the new year's Base Rent shall be the previous year's Base Rent.

                  (d) Landlord shall, within a reasonable time after obtaining appropriate data necessary for computing the increase, give Tenant notice of the increase so determined, which notification shall include computation of the amount due to Landlord by Tenant.

                  (e) If publication of the Consumer Price Index for All Urban Consumers shall be discontinued, the parties shall accept a comparable index published by a reliable government agency which measures the purchasing power of the consumer dollar.

         4.6 Payment of Rent Increase. All determinations by Landlord pursuant to Section 4.5 shall be conclusive, unless in error. Until Tenant is advised of the adjustments in the Base Rent, if any, pursuant to the provisions of this paragraph 4.6, Tenant's monthly Base Rent shall continue to be paid at the then current rate (including all prior rental adjustments). Tenant shall commence payment to Landlord of the monthly installment of Base Rent on the basis of the adjustments so determined beginning on the first day of the month following the month in which Landlord advises Tenant of the increased Base Rent. In addition, Tenant shall pay to Landlord on the date required for the first payment of Base Rent as adjusted, the difference, if any, between the monthly installment of Base Rent so adjusted and the monthly installments of Base Rent actually paid during the Base Rent period to make up for the increased Base Rent between the first month that a rental Increase is due and the first payment after notice of the increase, provided that Landlord notifies Tenant of Rental Rate Adjustment within forty-five (45) days of effective date of said rental rate adjustment. Notwithstanding any other provisions of the Lease, if this Lease is terminated prior to the end of the calendar year, for any reason, Tenant's obligations to pay rental adjustments for that portion of any calendar year which has elapsed prior to termination shall survive the termination of the Lease, whether by expiration or otherwise.

                                    SECTION 5
                   TAXES AND OPERATING COST ADJUSTMENT FORMULA

         5.1 Additional Rent. In addition to Base Rent, Tenant shall reimburse Landlord for the Taxes and Operating Costs of the Building in the manner, at the times, and in the amounts set forth in this Section 5.

         5.2 (a) Taxes. The Rent payable by Tenant shall be increased by the amount of "Tenant's Proportional Share" of the Taxes on the Property. Tenant's Proportional Share shall be 34% based upon Tenant's initial occupancy of 20,000 square feet out of a total building rental space of 60,000 square feet. Tenant's Proportional Share shall be subject to confirmation and/or adjustment based on "as-built" measurements of the Premises and Building. In determining the amount of Taxes for any calendar year, the amount of special assessments to be included shall be limited to the amount of the installment (plus any interest payable thereon) of such special assessment which would have been required to have been paid during such calendar year if Landlord had elected to have the special assessment paid over the maximum period of time permitted by law, if the election is available to Landlord. All reference to Taxes "for" and "billed for" a particular calendar year shall be deemed to refer to Taxes levied, assessed, billed or otherwise imposed for such calendar year, without regard to the dates when any such Taxes are due and payable.

             (b) Definition. As used in this Lease, the term "Taxes" means any and all general and special taxes and impositions of every kind and nature whatsoever levied, assessed, or imposed upon, or with respect to, the Premises, any leasehold improvements, fixtures, installations, additions and equipment, whether owned by Landlord or Tenant, or either because of or in connection with Landlord's ownership, leasing and operation of the Building and the Property, including, without limitation, real estate taxes, personal property taxes, general or special assessments, and duties or levies charged or levied upon or assessed against the Building and the Property and personal property, or any other tax (however described) on account of rental received for use and occupancy of any or all of the Building and the Property, whether any such taxes are imposed by the United States, the State of Colorado, the County of Boulder, or any local governmental municipality, authority, or agency or any political subdivision. Taxes shall not include any net income, capital stock, succession, transfer, franchise, gift, estate or inheritance taxes.

             (c) Payment. Commencing with the first calendar month of this Lease, Tenant shall pay to Landlord on the first day of each calendar month until the next upward adjustment date (which period between adjustment dates is herein called a "Tax Deposit Year") one-twelfth of Tenant's Proportional Share of the estimated amount of the Taxes. Amounts paid under this Subsection 5.2(c) in any Tax Deposit Year shall be reconciled with amounts actually billed to Landlord for the same Tax Deposit Year, and provided there is any surplus remaining after the credit to Tenant and provided Tenant shall not then be in default under any of the provisions of this Lease, Landlord shall, at Landlord's option, either refund the amount of the surplus to Tenant within thirty (30) days following the end of the Tax Deposit Year or apply the surplus amount against any other amounts then due from Tenant to Landlord, including Rent. If upon the reconciliation there is any deficiency in the amount of Taxes paid by Tenant, Landlord shall bill Tenant and Tenant shall pay the additional amount within thirty (30) days following Tenant's receipt of Landlord's reconciliation report.

         5.3 (a) Inclusion in Operating Costs. Tenant shall pay its Proportional Share of the Operating Costs for the Property. As used in this Lease, the term "Operating Costs" means any and all expenses, costs and disbursements (other than Taxes and other than the exclusion described in Section (b) below) of every kind and nature whatsoever, which are paid or accrued by Landlord in connection with the management, maintenance, operation or repair of the Building, including, without limitation, not to exceed $2.40 per square foot in the first full year of operation:

                           (i) Costs of supplies;

                           (ii) Costs incurred in connection with obtaining and
providing energy for the Building, including, but not limited to, costs of propane, butane, natural gas, steam, electricity, fuel oils, coal or any other energy sources, except if separately metered to the Leased Premises, in which case Tenant shall pay 100% of its metered amount and it's portion of any common metered utility;

                           (iii) Costs of water and sanitary sewer and storm
drainage services;

                           (iv) Costs of general maintenance and repairs,
including costs of heating, ventilation and air conditioning systems and the cost of exterior building and roof maintenance and repairs;

                           (v) Cost of insurance;

                           (vi) Costs of maintenance and replacement of
landscaping;

                           (vii) Labor costs associated with operation,
maintenance, and management of the Building; and management fees.

             (b) Exclusion from Operating Costs. "Operating Costs" shall not include:

                           (i) Insurance deductibles and the costs of repairs or
other work occasioned by fire, windstorm or other insured casualty to the extent of insurance proceeds received;

                           (ii) Leasing commissions, advertising, advertising
expenses, Tenant finish allowances and other costs incurred in leasing space in the Building;

                           (iii) Costs of repairs or building necessitated by
condemnation or necessitated by faulty or substandard initial construction;

                           (iv) Any interest on borrowed money or debt
amortization, except as specifically set forth above;

                           (v) Depreciation on the Building;

                           (vi) Any settlement, payment or judgment incurred by
Landlord or the Building manager due to their willful misconduct or gross negligence;

                           (vii) Cost of any damage to the Building caused
directly by Landlord's willful misconduct or gross negligence, as established by a court of law, whether or not covered by insurance;

                           (viii) Cost of capital improvements (as defined under
the Internal Revenue Code) and structural repairs or reconstruction of any portion of the Building;

                           (ix) Costs of providing utility lines to the Building
or repairing such lines if they break (but not if they are plugged by Tenant's usage).

                  (c) Warranties. Tenant shall be entitled to reimbursement for any amounts collected by Landlord under any manufacturer's warranty on any systems or machinery used in the Building; provided that Tenant has previously paid to Landlord the repair expense relating to Landlord's warranty claim.

                  (d) Payment. Beginning on the Commencement Date, Landlord shall supply Tenant with written notice of Landlord's estimate of the Operating Expenses that will be incurred or accrued during the current calendar year (the "Deposit Year"). On or before the first day of each month during such Deposit Year, Tenant shall pay to Landlord one-twelfth of Tenant's Proportional Share of the estimated amount. If the monthly deposit amount is not determined in time for Tenant to make the first payment on January 1 of the Deposit Year, then the first monthly payment shall be due on the first day of the month immediately following the date Landlord supplies Tenant with notice of the amount and the first monthly payment(s) shall also include a payment equal to one-twelfth of such additional sum multiplied by the number of calendar months which have elapsed during the Deposit Year prior to the date Tenant makes its first payment. If the total of the estimated payments made by Tenant during the Deposit Year are less than Tenant's obligation under this Lease for Operating Costs for the Deposit Year, then Tenant, within thirty (30) days of the billing therefor, shall pay the deficiency to Landlord. If the total of the Tenant's estimated payments for the Deposit Year exceed Tenant's obligation for excess Operating Costs for such year, then the surplus shall be handled in the manner provided in the second to last sentence of Section 5.2(c).

         5.4 Audit and Adjustment Procedures.

                  (a) The annual determination and statement of Taxes and Operating Costs shall be prepared in accordance with generally accepted accounting principles. In the event of any dispute as to any Rent due under this Lease, Tenant shall have the right to inspect Landlord's accounting records relative to Taxes and Operating Costs at the office in which Landlord maintains its records during normal business hours at any time following the furnishing by Landlord to Tenant of the statement. Any errors shall be adjusted accordingly.

                  (b) If the Term of this Lease commences on any day other than the first day of the month, or if the Term of this Lease ends on any day other than the last day of the month, any payment due to Landlord by reason of an increase in Taxes or Operating Costs shall be prorated on the basis by which the number of days in such partial year bears to 365.

                  (c) All sums which Tenant is required to pay or discharge pursuant to Section 5 of this Lease in addition to Base Rent, together with any interest or other sums which may be added for late payment, shall constitute "Rent".

                                    SECTION 6
                                  HOLDING OVER

         6.1 Rent Increase. Should Tenant hold over after the termination of this Lease, on account of a Tenant Event of Default which is not timely cured, or if Tenant holds over at the expiration of this Lease for more than one-hundred twenty (120) days after receipt of Landlord's written notice to vacate, Tenant shall become a tenant from day-to-day upon each and all of the terms herein provided as may be applicable to such a tenancy, and any such tenancy shall not constitute an extension of this Lease; provided, however, during the period as a tenant from day-to-day, Tenant shall pay Base Rent at 125% the rate payable for the month immediately preceding the date of termination of this Lease and, in addition, Tenant shall reimburse Landlord for all damages (consequential, as well as direct) sustained by it by reason of Tenant's occupying the Premises past the termination date. Alternatively, unless Landlord has provided Tenant with a notice to vacate not less than one-hundred twenty (120) days prior to the expiration of this Lease, the retention of possession past the termination date shall constitute a month-to-month tenancy upon each and all of the terms of this lease as may be applicable to a month-to-month tenancy except that Tenant shall be entitled to a one-hundred twenty (120) day notice period prior to being required to vacate the Premises.

                                    SECTION 7
                                BUILDING SERVICES

         7.1 Interruption of Standard Services. Tenant agrees that Landlord shall not be liable for failure to supply any heating, air conditioning, janitorial services, electric current, or any other utility during any period when Landlord uses reasonable diligence to restore or to supply such services or utility. Landlord reserves the right to temporarily discontinue such services at times as may be necessary by reason of accident, repairs, alterations, or improvements, or whatever by reason of strikes, lockouts, riots, acts of God, or any other happening or occurrence beyond the reasonable control of Landlord, provided such discontinuance does not substantially interfere with Tenant's business operations.

         7.2 Telephone. Tenant shall separately arrange with the applicable local public authorities or utilities, as the case may be, for the furnishing of and payment for all telephone services as may be required by Tenant in the use of the Premises. Tenant shall directly pay for such telephone services, including the establishment and connection thereof, at the rates charged for the services by the authority or utility, and the failure of Tenant to obtain or to continue to receive the services for any reason whatsoever shall not relieve Tenant of any of its obligations under this Lease. Landlord shall supply sufficient telephone lines into the Building for Tenant's connection.

         7.3 Above-Standard Service Requirements. Landlord's original design shall include HVAC equipment adequately sized for Tenant's needs. If Tenant thereafter adds heat-generating machines or any equipment which cause the temperature in the Premises, or any part, to exceed the temperatures that the Building's air conditioning and other cooling systems would be able to maintain in the Premises were it not for the heat-generating equipment then Landlord reserves the right to install supplementary air conditioning units in the Premises, and the cost, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord. If Tenant requires electric current, water, or any other energy in excess of that which is reasonably obtainable from existing electrical outlets or water pipes, and which is, in Landlord's opinion, above normal for use of the Premises, Tenant shall first procure the consent of Landlord, which Landlord may not unreasonably refuse. If Landlord consents to such excess electric, water, or other energy requirements, Tenant shall, on demand, pay all costs of meter service and installation of facilities necessary to measure and/or furnish such excess capacity. Tenant shall also pay the entire cost of such additional electricity, water, or other energy used.

                                    SECTION 8
                              CONDITION OF PREMISES

         8.1 Acceptance Upon Possession. Tenant, by taking possession of the Premises, shall be deemed to have agreed that the Premises were, as of the date of taking possession, in good order, repair, and condition and satisfactorily completed in accordance with Landlord's obligations under this Lease. No promise of Landlord to alter, remodel, decorate, clean or improve the Premises, the Building, or the Property and no representation or warranty, express or implied, respecting the condition of the Premises, the Building, or the Property has been made by Landlord to Tenant, unless the same is contained in this Lease, the Work Agreement, the Plans or some other written agreement. This Lease does not grant any rights to light or air over the Premises or the Property. Landlord warrants that the Premises will be delivered to Tenant in good and workmanlike condition, free from defects for a period of one (1) year at Landlord's sole cost and expense (and not as an operating cost past through).

                                    SECTION 9
                             USE OF LEASED PREMISES

         9.1 Use. The Leased Premises shall not be used other than for the purpose set forth in Section 1 of this Lease. Tenant's use shall at all times comply with all applicable laws, ordinances, regulations, or other governmental ordinances in existence.

         9.2 Hazardous Use. Tenant agrees that it will not keep, use, sell or offer for sale in or upon the Leased Premises any article which may be prohibited by any insurance policy in force from time to time covering the Building. In the event Tenant's occupancy or conduct of business in or on the Leased Premises, whether or not Landlord has consented to the same, results in any increase in premiums for the insurance carried from time to time by Landlord with respect to the Building, Tenant shall pay any such increase in premiums as Rent within ten (10) days after bills for such additional premiums shall be rendered by Landlord. Tenant shall promptly comply with all reasonable requirements of the insurance authority or of any insurer now or hereafter in effect relating to the Leased Premises.

         9.3 No Waste. Tenant shall not commit, suffer, nor permit any waste, damage, disfiguration, or injury to the Leased Premises or the Building's common areas or the fixtures and equipment located in or on the Building, or permit or suffer any overloading of the floors and shall not place any safes, heavy business machinery, or other heavy things in the Premises other than as specifically provided for in the Work Agreement and Plans, without first obtaining the written consent of Landlord and, if required by Landlord, of Landlord's architect, and shall not use or permit to be used by any part of the Leased Premises for any dangerous, noxious, or offensive trade or business, and shall not cause or permit any nuisance, noise, or action in, at, or on the Leased Premises. Landlord shall not withhold its consent to Tenant's installation of additional machinery and equipment as long as Tenant agrees to make any modifications to the Premises which are necessary for the safe installation and operation of said equipment or machinery.

         9.4 Protection Against Insurance Cancellation. If any insurance policy on the Building or any part thereof shall be canceled or if cancellation shall be threatened, or if the coverage shall be reduced or be threatened to be reduced, in any way by reason of the use of occupation of the Leased Premises or any part thereof by Tenant, any assignee or subtenant of Tenant, or by anyone permitted by Tenant to be upon the Leased Premises, and if Tenant fails to take reasonable efforts to remedy the condition giving rise to the cancellation, threatened cancellation, reduction, or threatened reduction of coverage within forty-eight (48) hours after written notice or to complete the remedy within ten
(10) days after notice, Landlord may, at its option, enter upon the Leased Premises and attempt to remedy the condition, and Tenant shall forthwith pay the cost to Landlord as additional Rent. Landlord shall not be liable for any damage or injury caused to any property of Tenant or of others located on the Leased Premises as a result of such entry unless such damage or injury is a result of Landlord's gross negligence.

                                   SECTION 10
                               COMPLIANCE WITH LAW

         10.1 Compliance. Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance, or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances, and governmental rules, regulations, or requirements now in force or which may hereafter be in force, and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use, or occupancy of the Premises, excluding structural changes not related to or affected by Tenant's improvements or acts.

                                   SECTION 11
                             ALTERATIONS AND REPAIRS

         11.1 Tenant to Maintain. Tenant shall, at its sole expense, keep the Premises in good repair and tenantable condition during the Term of this Lease, provided, however, that the Landlord warrants that the Premises shall be delivered to Tenant in good and workmanlike condition, free from defects for the first year of the Lease Term, at Landlord's sole cost and expense. Tenant shall not, without the prior written consent of the Landlord, whose consent shall not be unreasonably withheld so long as Tenant demonstrates financial assurance of its ability to restore the Premises to original condition, make any alterations, improvements, or additions to the Premises in excess of $25,000.00 per project, including, but not limited to, partitions, wall coverings, floor coverings, and special lighting or equipment installations. Prior to commencement of any alterations, improvements, or additions, Tenant shall submit to Landlord a set of fully detailed working drawings and specifications for the proposed alteration, prepared by a licensed architect, or engineer, approved by the Landlord. In particular, but not as a limitation, the working drawings must fully detail changes to mechanical, wiring, electrical, lighting, plumbing, and HVAC systems to landlord's satisfaction. Landlord may refuse to consent to the alterations because of the inadequacy of the drawings and specifications. All alterations, improvements, or additions, whether temporary or permanent in character, made by Landlord or Tenant in or upon the Premises shall become Landlord's property and shall remain upon the Premises at the termination of this Lease by lapse of time or otherwise, without compensation to Tenant (excepting only Tenant's movable office furniture, trade fixtures, manufacturing equipment and machinery and office and professional equipment or other personal property). Tenant shall promptly pay to Tenant's contractors, when due, the cost of all work and of all decorating, and upon completion, deliver to Landlord, if payment is made directly to Tenant's contractors, evidence of payment and waivers of all liens for labor, services, or materials. Tenant shall defend and hold Landlord, the Premises, the Building, and the Property harmless from all costs, damages, liens for labor, services, or materials relating to the work, and shall defend and hold Landlord harmless from all costs, damages, liens, and expenses related to the work. If Landlord incurs any expenses in the removal of trash or cleaning as a result of Tenant's contractor's work, then Tenant agrees it shall reimburse Landlord within seven (7) days of billing.

         11.2 Protection Against Liens. At least five (5) days prior to the commencement of any work on the Leased Premises in excess of $25,000.00, Tenant shall notify Landlord of the names and addresses of the persons supplying labor and materials for the proposed work so that Landlord may avail itself of the provisions of statutes such as Section 38-22-105(2) of the Colorado Revised Statutes (1973), or any successor statutory provision. During the progress of any work on the Leased Premises, Landlord or its representatives shall have the right to post and keep posted thereon notices such as those provided for by Sections 38-22-105(2) (C.R.S. 1973) or to take any further action which Landlord may deem to be proper for the protection of Landlord's interest in the Leased Premises.

         11.3 Condition on Surrender. Tenant shall, at the termination of this Lease, surrender the Premises to Landlord in as good condition and repair as reasonable and proper use will permit, loss by ordinary wear and tear, fire, and other insured against casualty excepted.

         11.4 Damage by Tenant. If any part of the Building or other improvements become damaged or are destroyed through the negligence, carelessness, or misuse of Tenant, its servants, agents, employees, or anyone permitted by Tenant to be in the Building, or through Tenant or such parties, which damage is not covered by applicable policies of insurance, then the cost of necessary repairs, replacements, or alterations shall be borne by Tenant, who shall, on demand, forthwith pay the same to Landlord as Rent.

                                   SECTION 12
                                   ABANDONMENT

         12.1 Disposition of Personal Property. Tenant shall not vacate or abandon the Premises at any time during the Lease Term, and if Tenant shall abandon, vacate, or surrender (whether at the end of the stated Term or otherwise) the Premises, or shall be dispossessed by process of law or otherwise and Tenant shall thereafter cease paying its Rent, then any personal property belonging to Tenant left on the Premises shall be deemed abandoned and may be sold or otherwise disposed of by Landlord without any liability to Tenant whatsoever. Tenant shall not at any time remove Landlord's property or any fixtures constituting property of Landlord from the Premises. Any removal of Landlord's property from the Premises by Tenant shall constitute a material breach of this Lease and Landlord shall have the right to take all reasonable steps to stop or prevent such breach without such actions constituting a constructive eviction of Tenant.

                                   SECTION 13
                            ASSIGNMENT AND SUBLETTING

         13.1 Limitation on Assignment or Subletting. Tenant shall not assign this Lease, or any interest therein, and shall not sublet the Premises, or any part thereof, or any right or privilege appurtenant thereto, or shall not suffer any other person to occupy or use the Premises, or any portion thereof, without the written consent of Landlord, which consent may not be unreasonably withheld. Neither this Lease nor any interest therein shall be assignable as to the interest of Tenant by operation of law without the written consent of Landlord, which consent may not be unreasonably withheld.

         13.2 Acceptance of Performance; No Waiver. If this Lease is assigned, or if the Premises or any part are sublet or occupied by anybody other than Tenant, Landlord may, upon default by Tenant, collect the rent from the assignee, subtenant, or occupant and apply the net amount collected to the Rent. Upon assignment pursuant to the terms of this section, Tenant shall be relieved of further liability under this Lease as to the assigned premises. Consent by Landlord to any one assignment or subletting shall not in any way be construed as relieving Tenant from obtaining the Landlord's expressed written consent to any further assignment or subletting.

         13.3 Landlord to Approve Documents. All documents utilized by Tenant to evidence any subletting or assignment to which Landlord has consented shall be subject to prior approval by Landlord or its attorney. Tenant shall pay on demand all Landlord's costs and expenses, including reasonable attorneys' fees, incurred in determining whether or not to consent to any requested subletting or assignment and in reviewing and approving such documentation which shall not exceed $500.

                                   SECTION 14
                              SIGNS AND ADVERTISING

         Tenant shall not install, paint, display, inscribe, place, or affix any sign, picture, advertisement, notice, lettering, or direction in the interior of the Leased Premises which is visible from the outside of the Building, or on the exterior of the Building without the prior written consent of Landlord unless provided for in the Plans.

                                   SECTION 15
                      DAMAGE TO PROPERTY, INJURY TO PERSONS

         15.1 Damage by Tenant. Tenant agrees to pay for all damage to the Building or the Premises, as well as all damage to tenants or occupants thereof caused by Tenant's misuse or neglect of the Premises, its apparatus or appurtenances, or caused by any licensee, contractor, agent, or employee of Tenant. Notwithstanding the foregoing provisions, neither Landlord nor Tenant shall be liable to one another for any loss, damage, or injury caused by its act or neglect to the extent that the other party has recovered the amount of such loss, damage, or injury from an insurer and the insurance company is bound by this waiver of liability.

         15.2 Tenant's Property. Particularly, but not in limitation of the foregoing paragraph, all property belonging to Tenant, or any occupant of the Premises, that is in the Building or the Premises, shall be there at the risk of Tenant or other person only, and Landlord or its agents or employees (except in the case of gross negligence of Landlord or its agents or employees) shall not be liable for: (i) damage to or theft or misappropriation of such property; (ii) any damage to property entrusted to Landlord, its agents, or employees, if any;
(iii) loss of or damage to any property by theft or otherwise, by any means whatsoever; (iv) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, snow, hail, water, or rain which may leak from any part of the Building or from the pipes, appliances, or plumbing works therein or from the roof, street, subsurface, or from any other place, or resulting from dampness or any other cause whatsoever; or (v) interference with the light, air, or other incorporeal hereditament. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Building or of observed defects in the Building, its fixtures or equipment.

                                   SECTION 16
                               TENANT'S INSURANCE

         16.1 Insurance. Tenant shall, during the entire Term of this Lease, at its sole cost and expense, obtain, maintain, and keep in full force and effect the following types of insurance:

                  (a) All risk coverage insurance, including endorsements for vandalism, malicious mischief, theft, sprinkler leakage, covering all of Tenant's property, including, but not limited to, furniture, fittings, equipment, installations, alterations, additions, partitions, fixtures, and anything in the nature of a leasehold improvement in an amount equal to the full replacement cost of such property without deduction for depreciation.

                  (b) Commercial general liability insurance, including bodily injury and property damage, personal injury, contractual liability with respect to all claims, demands, or actions by any person, firm, or corporation, in any way arising from, related to, or connected with the conduct and operation of Tenant's business in the Premises or Tenant's use of the Premises. Such policies shall be written on a comprehensive basis, with limits not less than $1,000,000.00, and such higher limits as Landlord or the mortgagees of Landlord may require from time to time, but may not be unreasonably required.

                  (c) Any other form or forms of insurance as the mortgagees of Landlord may reasonably require from time to time in form, in amounts and for insurance risks against which a prudent tenant would protect itself.

         16.2 Evidence. All policies shall be taken out with insurers acceptable to Landlord and in form satisfactory from time to time to Landlord. Tenant agrees that certificates of insurance or, if required by Landlord or the mortgagees of Landlord, copies of each such insurance policy will be delivered to Landlord as soon as practicable after the placing of the required insurance, but in no event later than five (5) days after Tenant takes possession of all or any part of the Leased Premises. All policies shall require that at least thirty
(30) days' prior written notice be delivered to Landlord by the insurer prior to termination, cancellation, or material change in such insurance.

         16.3 Proceeds. Tenant agrees that in the event of damage or destruction to the leasehold improvements in the Leased Premises covered by insurance required to be taken out by Tenant pursuant to this Section, Tenant shall use the proceeds of the insurance for the purpose of building leasehold improvements appropriate to the continuation of Tenant's business from the Premises. Landlord shall have the right to review and approve the plans, which approval will not be unreasonably withheld. In the event of damage or destruction of the Building entitling the Landlord to terminate this Lease pursuant to Section 17, then, if the Leased Premises have also been damaged, Tenant will pay to Landlord all of its insurance proceeds relating to the leasehold improvements in the Leased Premises owned by Landlord pursuant to the terms of the Lease, and if the Leased Premises have not been damaged, Tenant will deliver to Landlord, in accordance with the provisions of this Lease, the leasehold improvements and the Leased Premises.

                                   SECTION 17
                              DAMAGE OR DESTRUCTION

         17.1 Right to Terminate. If the Premises or the Building are damaged by fire or other insured casualty, and the insurance proceeds have been made available by the holder or holders of any mortgages or deeds of trust covering the Building, the damage shall be repaired by and at the expense of Landlord to the extent of such insurance proceeds available, provided such repairs can, in Landlord's reasonable discretion, be completed within one hundred twenty (120) days after the occurrence of such damage, without the payment of overtime or other premiums. Until the repairs are completed, the Rent shall be abated in proportion to the part of the Premises which is unusable by Tenant in the conduct of its business. If repairs cannot, in Landlord's reasonable discretion, be made within said one hundred twenty (120) day period, Landlord shall notify Tenant within sixty (60) days of the date of occurrence of the damage as to whether or not Landlord elects to make the repairs. If Landlord elects not to make the repairs, then either party may, by written notice to the other, cancel this Lease as of the date of the occurrence of the damage. Except as provided in this Section 17, there shall be no abatement of Rent and no liability of Landlord by reason of any injury, inconvenience, temporary limitation of access or interference to or with Tenant's business or property arising from the making of any necessary repairs, or any alterations or improvements in or to any portion of the Building or the Premises, or in or to fixtures, appurtenances, and equipment therein necessitated by the damage. Tenant understands that Landlord will not carry insurance of any kind on Tenant's furniture and furnishings or on any fixtures or equipment removable by Tenant under the provision of this Lease, and that Landlord shall not be required to repair any injury or damage caused by fire or other cause, or to make any repairs or replacements to or of improvements installed in the Premises by or for Tenant at Tenant's cost.

         17.2 Landlord's Insurance. Landlord covenants and agrees that, throughout the Lease Term, it will insure the Building (excluding foundations, excavations and other non-insurable items) and the machinery, boilers, and equipment contained therein owned by Landlord (excluding any property with respect to which Tenant is obliged to insure pursuant to the provisions of
Section 16 thereof) against damage by fire and extended perils coverage in such reasonable amounts as would be carried by a prudent owner of a similar property in the same locale. Landlord will also, throughout the Term, carry commercial general liability, property damage and loss of rent insurance with respect to the operation of the Premises in reasonable amounts as would be carried by a prudent owner of a similar property in the same locale. Landlord may, but shall not be obligated to, take out and carry any other form or forms of insurance as it or the mortgagees of Landlord may reasonably determine to be advisable. Tenant shall pay its proportionate share for all such insurance carried by Landlord as an Operating Cost, provided that such insurance is not duplicative of the insurance obtained pursuant to Section 16.1. Notwithstanding any contribution by Tenant to the cost of insurance premiums, Tenant acknowledges that it has no right to receive any proceeds from the insurance policies carried by

Landlord, and that the insurance will be for the sole benefit of Landlord, with no coverage for Tenant for any risk insured against.

                                   SECTION 18
                                ENTRY BY LANDLORD

         Landlord and its agents, upon giving 24 hours notice, shall have the right to enter the Premises during normal business hours for the purpose of examining or inspecting the same, to supply any services to be provided by Landlord to Tenant hereunder, to show same to prospective purchasers or tenants of the Premises, and to make such alterations, repairs, improvements, or additions, whether structural or otherwise, to the Premises or to the Building as Landlord may deem necessary or desirable. Landlord may enter by means of a master key, without liability to Tenant except for any failure to exercise due care for Tenant's property, and without affecting this Lease. Landlord shall use reasonable efforts on any such entry not to unreasonably interrupt or interfere with Tenant's use and occupancy of the Premises. Landlord may enter the Premises at any time in the case of an emergency. Landlord will only show the Premises to prospective Purchasers or Tenants upon twenty-four (24) hours notice and then only with a representative of Tenant present in order to protect the confidentiality and trade secret aspects of Tenant's operations.

                                   SECTION 19
                                DEFAULT BY TENANT

         19.1 Events of Default. Each one of the following events is referred to as an "Event of Default":

                  (a) Tenant shall fail to make due and punctual payment of Rent or any other amounts payable hereunder, and such failure shall continue for fifteen (15) days after receipt of written notice from Landlord.

                  (b) Tenant shall vacate or abandon the Premises and cease payment of Rent, or remove leasehold improvements or fixtures constituting property of Landlord;

                  (c) This Lease shall be transferred to or shall pass to or devolve upon any other person or party except in the manner set forth in Section 13;

                  (d) This Lease or the Premises or any part thereof shall be taken upon execution or by other process of law directed against Tenant, or shall be taken upon or subject to any attachment at the instance of any creditor of, or claimant against Tenant, and said attachment shall not be discharged or disposed of within sixty (60) days after the levy;

                  (e) Tenant shall file a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any insolvency act of any state, or shall voluntarily take advantage of any such law or act by answer or otherwise, or shall be dissolved or shall make an assignment for the benefit of creditors;

                  (f) Involuntary proceedings under any such bankruptcy law or insolvency act or for the dissolution of Tenant shall be instituted against Tenant, or a receiver or trustee shall be appointed of all or substantially all of the property of Tenant, and such proceedings shall not be dismissed or such receivership or trusteeship vacated within sixty (60) days after such institution or appointment;

                  (g) Tenant shall fail to pay Rent and shall fail to take possession of the Premises thirty (30) days following the earlier of the date the Premises are Ready for Occupancy or the Commencement Date;

                  (h) Tenant shall fail to perform any of the other agreements, terms, covenants or conditions of this Lease on Tenant's part to be performed, and such nonperformance shall continue for a period of thirty (30) days after written notice by Landlord to Tenant, or if such performance cannot be reasonably had within such thirty (30) day period, Tenant shall not in good faith have commenced such performance within such thirty (30) day period and shall not thereafter diligently proceed to completion.

         19.2 Remedies of Landlord. If any one or more Events of Default shall happen which are not timely cured, then Landlord shall have the right at Landlord's election, or at any time thereafter, to reenter and take possession of the Premises or any part thereof by proper legal process and repossess the same as Landlord's former estate and expel Tenant and those claiming through or under Tenant, and remove the effects of both or either, without being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of Rent or breach of covenants or prior conditions and without terminating this Lease. Should Landlord elect to reenter as provided in this Subsection, or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law including a proceeding for possession pursuant to Colorado's Forcible Entry and Unlawful Detainer Statutes, Landlord may, from time to time, without terminating this Lease either:

                  (a) (i) Relet the Premises or any part thereof in Landlord's or Tenant's name, but for the account of Tenant, for a term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on conditions and upon other terms (which may include repair of the Premises) as Landlord, in its commercially reasonable discretion, may determine, and Landlord may collect and receive the rents. Landlord shall use reasonable efforts to relet the Premises and maximize the income generated by the Premises. No reentry or taking possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention be given to Tenant. No notice from Landlord hereunder or under a forcible entry and unlawful detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right following any reentry and/or reletting to exercise its right to terminate this Lease by giving Tenant written notice, in which event the Lease will terminate as specific in the notice.

                           (ii) If Landlord elects to take possession of the
Premises as provided in this Subsection (a) without terminating the Lease, Tenant shall pay to Landlord (1) the Rent and other sums due under this Lease which would be payable if repossession had not occurred, less (2) the net proceeds, if any, of any reletting of the Premises after deducting Landlord's expenses in connection with the reletting as follows: all repossession costs, brokerage commissions, legal expenses and attorneys' fees, repair costs, and the cost, prorated based on the number of years remaining under the Primary Term of this Lease, of "freshening" the Premises for a new tenant, such as touch up work, new paint and carpet, but not including the cost of the demolition and replacement of the existing tenant finish work.

                  (b) To give Tenant written notice of intention to terminate this Lease on the date of the notice, or on any later date specified in the notice. Tenant's right to possession of the Premises shall cease and the Lease shall thereupon be terminated, except as to Tenant's liability under this Lease, as if the expiration of the term fixed in the notice were the end of the term originally demised. If this Lease is terminated pursuant to the provisions of this Subsection (b), or terminated pursuant to a proceeding for possession under the Colorado Forcible Entry and Unlawful Detainer Statutes, Tenant shall remain liable to Landlord for damages in an amount equal to the Rent and other sums which would have been owing by Tenant under this Lease for the balance of the Term had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Premises by Landlord subsequent to the termination, after deducting Landlord's expenses in connection with such reletting, including the expenses enumerated in Subsection (a) above. Landlord shall be entitled to collect damages from Tenant monthly on the days on which the Rent and other amounts would have been payable if this Lease had not been terminated.

         19.3 Cumulative Remedies. Suit or suits for the recovery of the Rent and other amounts and damages may be brought by Landlord, from time to time, at Landlord's election, and nothing in this Lease shall be deemed to require Landlord to await the date when this Lease or its Term would have expired by limitation had there been no default by Tenant, or no termination, as the case may be. Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise including but not limited to suits for injunctive relief and specific performance. The exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise. All such rights and remedies shall be considered cumulative and non-exclusive. All costs incurred by Landlord in connection with collecting any Rent or other amounts and damages owing by Tenant pursuant to the provisions of this Lease, or to enforce any provision of this Lease, including reasonable attorney's fees from the date such matter is turned over to an attorney, and an action is commenced by Landlord, shall also be paid by Tenant to Landlord.

         19.4 No Waiver. No failure by Landlord to insist upon the strict performance of any agreement, term, covenant or condition of this Lease or to exercise any right or remedy consequent upon a breach, and no acceptance of full or partial payment of Rent during the continuance of any breach, shall constitute a waiver of any breach or of the agreement to be performed or complied with by Tenant, and no breach shall be waived, altered or modified except by written instrument executed by Landlord. No waiver of any breach shall affect or alter this Lease, but each and every agreement, term, covenant and condition shall continue in full force and effect with respect to any other then existing or subsequent breach. Notwithstanding any termination of this Lease, the same shall continue in force and effect as to any provisions which require observance or performance by Landlord or Tenant subsequent to such termination.

         19.5 Bankruptcy. Nothing contained in this Section 19 shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding, an amount equal to the maximum allowed by any statute or rule of law governing such a proceeding, and in effect at the time when such damages are to be proved, whether or not the amount is greater, equal to or less than the amounts recoverable, either as damages or Rent, referred to in any of the preceding provisions of this Section. Notwithstanding anything contained in this Section to the contrary, any such proceeding or action involving bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, or appointment of a receiver or trustee, as set forth above, shall be considered to be an event of default only when the proceeding, action or remedy shall be taken or brought by or against the then holder of the leasehold estate under this Lease.

                                   SECTION 20
                                      TAXES

         During the Term hereof, Tenant shall pay, prior to delinquency, all business and other taxes, charges, notes, duties and assessments levied, and rates or fees imposed, charged, or assessed against or in respect of Tenant's occupancy of the Leased Premises or in respect of the personal property, trade fixtures, furnishings, equipment, and all other personal property of Tenant contained in the Premises, and shall hold Landlord harmless from and against all payment of such taxes, charges, notes, duties, assessments, rates, and fees, and against all loss, costs, charges, and expenses occasioned by or arising from any and all such taxes, charges, notes, duties, assessments, rates, and fees. Tenant shall cause the fixtures, furnishings, equipment and other personal property to be assessed and billed separately from the real and personal property of Landlord. If any or all of Tenant's fixtures, furnishing, equipment, and other personal property shall be assessed and taxed with Landlord's real property, Tenant shall pay to Landlord Tenant's share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's property. Tenant agrees to provide financial statements if so requested in writing by any lender holding a security interest in the Property or the Building. All of the above documents shall be considered confidential and only disclosed or used for Landlord's appropriate business purposes.

                                   SECTION 21
                                 EMINENT DOMAIN

         21.1 If the Building, or a substantial part thereof, or a substantial part of the Premises or Common Areas, shall be lawfully taken or condemned (or conveyed under threat of such taking or condemnation) for any public or quasi-public use or purpose, the Term of this Lease shall end upon, and not before, the date of the taking of possession by the condemning authority. Current Rent shall be apportioned as of the date of termination. If any part of the Building, other than the Premises or not constituting a substantial part of the Premises, shall be so taken or condemned (or conveyed under threat of such taking or condemnation), or if the grade of any street adjacent to the Building is changed by any competent authority and such taking or change of grade makes it necessary or desirable to substantially remodel or restore the Building, which could not be accomplished without the total relocation of Tenant, Landlord shall have the right to cancel this Lease upon not less than sixty (60) days' notice prior to the date of cancellation designated in the notice. No money or other consideration shall be payable by Landlord to Tenant for the right of cancellation, and Tenant shall have no right to share in any condemnation award, or in any judgment for damages, or in any proceeds of any sale made under any threat of condemnation or taking. Nothing in this Section shall prevent Tenant from making and pursuing a claim against the condemning authority in its own right for termination of its leasehold interest, moving costs and other amounts to which Tenant may be entitled. If this Lease is not canceled, the Lease shall continue in full force and effect, and Rent shall be equitably abated in proportion to any reduction in the size and utility of the Premises.

                                   SECTION 22
                  SUBORDINATION TO MORTGAGES AND DEEDS OF TRUST

         22.1 Lease Subordinate to Mortgages.

                  (a) Landlord agrees to require each lienholder against the Premises to execute a non-disturbance agreement in favor of Tenant. This Lease and the rights of Tenant shall be and are hereby made subject and subordinate to the lien of any mortgages or deeds of trust as to which Tenant has received a non-disturbance agreement now or hereafter existing against the Building, the Property or both, and to all renewals, modifications, consolidations, replacements and extensions thereof and to all advances made now or in the future. Although the subordination shall be selfoperating, Tenant, or its successors in interest, shall upon Landlord's request, execute and deliver upon the demand of Landlord any and all instruments desired by Landlord, subordinating, in the manner reasonably requested by Landlord, this Lease to any mortgage or deed of trust. Landlord is hereby irrevocably appointed and authorized as agent and attorney-in- fact of Tenant to execute all subordination instruments if Tenant fails to execute the instruments within ten (10) days after notice from Landlord demanding their execution. The notice may be given in the manner provided for giving notice below.

                  (b) Should any mortgage or deed of trust affecting the Building, the Property or both be foreclosed by a Lender which has granted Tenant a non-disturbance agreement, then: (i) the liability of the mortgagee, beneficiary or purchaser at the foreclosure sale to Tenant shall exist only so long as the mortgagee, beneficiary, or purchaser is the owner of the Building and/or Property and the liability shall not continue or survive after further transfer of ownership; and (ii) Tenant shall be deemed to have attorned, as Tenant under this Lease, to the purchaser at any foreclosure sale and this Lease shall continue in force and effect as a direct lease between and binding upon Tenant and the purchaser at any foreclosure sale. As used in this
Section 22, "mortgagee" and "beneficiary" shall include successors and assigns of any such party, whether immediate or remote, the purchaser of any mortgage or deed of trust, whether at foreclosure or otherwise, and the successors, assignees, mortgagees, and beneficiaries of such purchaser, whether immediate or remote.

         22.2 Tenant's Notices. In the event of any act or omission by Landlord under this Lease which would give Tenant the right to terminate this Lease, or to claim a partial or total eviction, Tenant will not exercise any such right until:

                  (a) it has given thirty days written notice (by United States certified or registered mail, postage prepaid) of such act or omission to the holder of any mortgage or deed of trust on the Property (whose names and addresses Landlord has previously furnished to Tenant) with a copy to Joel C. Davis, Dietze & Davis, P.C., P.O. Box 1530, Boulder, Colorado 80306; and O'Connor Development, 287 Century Circle, Suite 101, Louisville, Colorado 80027; and

                  (b) any holder of any mortgage or deed of trust on the Property shall, following the giving of such notice, have failed with reasonable diligence to commence and to pursue reasonable action to remedy the act or omission within not more than sixty (60) days.

                                   SECTION 23
                                     WAIVER

         The waiver by Landlord of any breach of any term, covenant, or condition in this Lease shall not be deemed to be a waiver of the term, covenant, or condition, or any subsequent breach of the same or any other term, covenant or conditions. The acceptance of Rent hereunder shall not be construed to be a waiver of any breach by Tenant of any term, covenant, or condition of this Lease, it being understood and agreed that the remedies given to Landlord shall be cumulative, and the exercise of any one remedy by Landlord shall not be to the exclusion of any other remedy.

                                   SECTION 24
                                   SUBROGATION

         The parties to this Lease agree that any and all fire and extended coverage insurance which is required to be carried by either shall be endorsed with a subrogation clause, substantially as follows: "This insurance shall not be invalidated should the insured waive, in writing, prior to a loss, any and all right of recovery against any party for loss occurring to the property described herein." Each party waives all claims for recovery from the other party, its officers, agents or employees for any loss or damage (whether or not such loss or damage is caused by negligence of the other party, and notwithstanding any provisions contained in this Lease to the contrary) to any of its real or personal property insured under valid and collectible insurance policies to the extent of the collectible recovery under the insurance.

                                   SECTION 25
                                PLATS AND RIDERS

         Appendices, clauses, plats, and riders, if any, referred to in this Lease and signed or initialed by Landlord and Tenant and affixed to this Lease are hereby incorporated in and made a part of this Lease.

                                   SECTION 26
                                SALE BY LANDLORD

         In the event of a sale or conveyance or transfer by Landlord of its interest in the Property and/or in the Building containing the Premises, and/or in this Lease to a financially capable and responsible party, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, contained in favor of Tenant, and in that event, Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. This Lease shall not be affected by any such conveyance or transfer, and Tenant agrees to attorn to such purchaser or transferee.

                                   SECTION 27
                          RIGHT OF LANDLORD TO PERFORM

         All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense, and without any abatement of Rent. If Tenant shall fail to pay any sum of money, other than Rent, required to be paid by it, or shall fail to perform any other act on its part to be performed, and the failure shall continue for thirty (30) days after written notice by Landlord, Landlord may, but shall not be obligated to do so, and without waiving or releasing Tenant from any obligations of Tenant, make any payment or perform any other act on Tenant's part to be made or performed as in this Lease provided. All sums so paid by Landlord and all necessary incidental costs, together with interest at the rate of 4% over the Prime Rate announced from time to time by Norwest Bank, Denver, from the date of a payment by Landlord, shall be payable to Landlord on demand, and Tenant covenants to pay any such sums, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the non-payment thereof by Tenant, as in the case of default by Tenant in the payment of Rent.

                                   SECTION 28
                                 ATTORNEY'S FEES

         In the event of any litigation or arbitration between Tenant and Landlord to enforce any provision of this Lease or any right of either party, the unsuccessful party to such litigation or arbitration shall pay to the successful party all costs and expenses, including reasonable attorney's fees, incurred. Moreover, if Landlord, without fault, is made a party to any litigation instituted by or against Tenant, Tenant shall indemnify Landlord against, and protect, defend, and save it harmless from, all costs and expenses, including attorney's fees, incurred by Landlord.

                                   SECTION 29
                              ESTOPPEL CERTIFICATE

         Tenant shall, at any time and from time to time but not more often than once per year, upon not less than ten (10) days' prior written notice from Landlord, execute, acknowledge, and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the dates to which the Rent and other charges are paid, and acknowledging that Tenant is paying Rent on a current basis with no offsets or claims, and there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder (or specifying the offsets, claims, or defaults, if any are claimed). It is expressly understood and agreed that any such statement may be relied upon by any prospective purchaser or encumbrance of all or any portion of the Building or by any other person to whom it is delivered. Tenant's failure to deliver the statement within the required time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord, that there are no uncured defaults in Landlord's performance, and that not more than two (2) months' rental have been paid in advance.

                                   SECTION 30
                                     NOTICE

         Any notice from Landlord to Tenant or from Tenant to Landlord shall be in writing and may be served personally or by mail. If served by mail, it shall be mailed by registered or certified mail, return receipt requested, addressed to Tenant at the Premises or to Landlord at the place from time to time established for the payment of Rent. Notices shall be effective when delivered, if served personally, or three (3) days after mailing, if mailed. If no one at the premises is available to accept the notice, then it shall be deemed effective upon the second refusal or returned mail delivery attempt.

                                   SECTION 31
                                 RIGHTS RESERVED

         Landlord and Tenant reserve the following rights, exercisable without notice and without liability to Tenant for damage or injury to property, person, or business, and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession, or giving rise to any claim for set-off or abatement of rent:

                  (a) Landlord agrees to name the building the "Chaparral Building" and not to change the name or address during the term of this Lease or any extensions hereof, once Chaparral has leased and occupied the entire building;

                  (b) Tenant agrees to install, affix, and maintain any and all signs on the exterior and interior of the Building;

                  (c) Tenant agrees to retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises. No locks or bolts shall be altered, changed, or added without the prior written consent of Landlord.

                                   SECTION 32
                               REAL ESTATE BROKER

         32.1 The commission to be paid will be 2 1/2% of Base Rent paid by Tenant during the full Primary Lease Term. Tenant, Shirley Allison, and Prudential Wise McIntire Realtors have agreed to the commission being paid as follows:

                  (a) Shirley Allison and Prudential Wise McIntire Realtors will be paid 1/4 of 1% of Base Rent paid by Tenant during the full Primary Lease Term.

                  (b) Tenant will receive an additional Build Out Allowance equal to 2 1/4% of Base Rent paid by Tenant during the full Primary Lease Term.

                                   SECTION 33
                            MISCELLANEOUS PROVISIONS

                  (a) The words "re-enter", or "re-entry", as used in this Lease, are not restricted to their technical legal meaning. The term "Landlord", as used in this Lease, means only the Landlord from time to time, and upon conveying or transferring its interest in compliance with Section 27. Landlord shall be relieved from any further obligation or liability pursuant to Section 27.

                  (b) Time is of the essence of this Lease and of each and all of its provisions.

                  (c) Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution by both Landlord and Tenant.

                  (d) The invalidity or unenforceability of any provision in this Lease shall not affect or impair any other provisions.

                  (e) This Lease shall be governed by and construed pursuant to the laws of the State of Colorado.

                  (f) Should any mortgagee or beneficiary under a deed of trust require a modification of this Lease, which modification will not bring about any increased cost or expense to Tenant or will not in any other way substantially change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified.

                  (g) All rights and remedies of Landlord under this Lease, or those which may be provided by law, may be exercised by Landlord in its own name individually, or in its name by its agent, and all legal proceedings for the enforcement of any rights or remedies, including distress for rent, unlawful detainer, and any other legal or equitable proceedings, may be commenced and prosecuted to final judgment and be executed by Landlord in its own name individually or in its name by its agent. Landlord and Tenant each represent to the other that each has full power and authority to execute this Lease and to make and perform the agreements herein contained, and Tenant expressly stipulates that any rights or remedies available to Landlord, either by the provisions of this Lease or otherwise, may be enforced by Landlord in its own name individually or in its name by its agent or principal.

                  (h) The marginal headings and titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

                  (i) Tenant acknowledges that there are no covenants, representations, warranties, agreements, or conditions, expressed or implied, collateral or otherwise, forming part of or in any way effecting or relating to this Lease except as expressly set out in this Lease and the attachments and exhibits to this Lease, and that the terms and provisions of this Lease may not be modified or amended except by written instrument by both Landlord and Tenant.

                                   SECTION 34
                             SUCCESSORS AND ASSIGNS

         Subject to the terms and provisions of Section 13, the covenants and conditions contained in this Lease shall apply to and bind the respective heirs, successors, executors, administrators, and assignees of the parties hereto, and the terms "Landlord" and "Tenant" shall include the successors and assignees of either such party, whether immediate or remote.

                                   SECTION 35
                                 QUIET ENJOYMENT

         Subject to the terms and provisions of this Lease, Landlord covenants and agrees that Tenant, upon complying with all of the obligations of Tenant under this Lease, shall peaceably and quietly enjoy the Premises and Tenant's rights under this Lease during its Term, without hindrance by Landlord or any persons claiming under Landlord.

                                   SECTION 36
                                    RECORDING

         This Lease shall not be recorded by Landlord or Tenant.

                                   SECTION 37
                              RELIANCE BY LANDLORD

         As of the date of executing this Lease, the Premises consist of unimproved real property. Landlord intends to proceed with construction of the Premises in reliance upon Tenant's covenants, obligations and representations contained in this Lease. Tenant hereby acknowledges and accepts Landlord's reliance in this regard. As additional consideration from Tenant to Landlord, Tenant hereby agrees to provide updated business financial statements annually. Said statements to be supplied to Landlord within ninety days of end of Tenant's fiscal year.

                                   SECTION 38
                                OPTION TO EXTEND

         38.1 Option to Extend Primary Term. Upon the full and complete performance of all terms, covenants and conditions contained in this Lease by Tenant and the payment of all Rent and other sums due under the terms of this Lease, Tenant shall have the option to renew this Lease for one (1) additional term of Five (5) years. If Tenant desires to exercise the option, Tenant must deliver written notice of its election to Landlord not less than one-hundred eighty (180) days prior to the expiration of the Primary Term of this Lease. If Tenant exercises its option, this Lease shall be deemed to be extended for the additional Period, subject to the right of Landlord to make any adjustments and to assess any charges against Tenant which are provided in this Lease. Rent shall continue to be calculated according to the terms in this Lease, including any increases pursuant to the Consumer Price Index or Market Rates. Option Period Base Rent shall be the Base Rent adjusted by one-half the difference between the rate determined by the increase in Consumer Price Index and the current rate being charged for similar space in the area.

                                   SECTION 39
                                SECURITY DEPOSIT

         Tenant shall deposit unto Landlord the sum of $18,500.00 due thirty
(30) days prior to occupancy which is anticipated to be March 15, 2000, to be held as a Damage Deposit.

                                   SECTION 40
                                  WORK LETTERS

         40.1 Landlord and Tenant shall agree upon plans, specifications and finish work as quickly as possible and shall attach work letters to this Lease detailing those portions of the project which shall be Landlord's responsibility and those portions of the finish which shall be attributable to Tenant's Build-out allowance described in Section 3. At a minimum, Landlord's work shall consist of the Building, all exterior landscaping and other work, HVAC and electrical sized and designed for Tenant's needs, plus a "Vanilla Shell" interior.

                                   SECTION 41
                   FIRST RIGHT OF REFUSAL ON ADDITIONAL SPACE

         41.1 Landlord agrees to grant Tenant an exclusive option to Lease the adjoining twenty-thousand square feet of the Building. This option will expire on November 1, 1999. The Base Rate and Term for the additional space shall be the Base Rate and Term in effect on the occupied space at the time Tenant occupies option space.

         41.2 Landlord also agrees to grant Tenant an exclusive option to Lease another twenty-thousand square feet in the Building. This option will expire thirty (30) months from Commencement of Lease. The Base Rate for the additional space shall be the current prevailing Market Rate.

LANDLORD:


BY: /s/ Terry J. O'Connor
   --------------------------------------------
   Terrence J. O'Connor, Managing Member

TENANT:    CHAPARRAL NETWORK STORAGE, INC.
           A Delaware Corporation


By: /s/ Douglas J. Lehrman
   -------------------------------------------

Its: Vice President, Finance
    ------------------------------------------

                           ADDENDUM TO LEASE AGREEMENT


This Addendum is made and entered into this the l5th day of November, 1999, between BTC Development, LLC ("Landlord"), and Chaparral Network Storage, Inc., a Delaware Corporation ("Tenant"). This Addendum amends the lease entered into between the aforementioned parties on September 1, 1999 for the rental of approximately 20,000 rentable square feet in Dry Creek Corporate Center (the "Building") which Building is situated on land described as 7040 East Dry Creek Parkway, Longmont, Colorado 80503.

ADDENDUM CONTROLS. This Addendum is attached to and made a part of the Lease between Landlord and Tenant (as those terms defined above). In the event of any conflict between the terms of the Lease and those set forth in this Addendum, the terms of this Addendum will control. The Lease and this Addendum are referred to collectively as the "Agreement".

PAGE FOUR OF LEASE - DEMISE Paragraph one is amended as follows:

Landlord does hereby lease to Tenant and Tenant hereby leases from Landlord an approximate 40,000 rentable square feet (the "Premises," or, alternatively, the "Leased Premises") Dry Creek Corporate Center (the "Building"), which Building is situated on land described as 7040 East Dry Creek Parkway, Longmont, Colorado 80503 (the "Property"), together with a non-exclusive right, subject to the provisions of this Lease, to use all appurtenances thereto, including, but not limited to, any plazas, common areas, parking lots, walks, ways or other areas in the Building or on the Property designated by Landlord for the exclusive or non-exclusive use of the tenants of the Building.

PAGE FIVE OF LEASE - SECTION 3 -- COMPLETION OF THE PREMISES is amended as follows:

(See Space Plan. Addendum "A") Tenant shall have a Build Out Allowance of $880,000.00 or $22.00 per useable square foot. The Build Out Allowance includes all costs incurred in designing, permitting, construction, and installation of Tenant Improvements. All costs in excess of allowance are to be paid by Tenant. Golden Triangle Construction, Inc. ("GTC") will be the General Contractor for any initial Tenant Improvement work done to the Premises. GTC will generally request 3 competitive bids for all subcontract work to be performed, and will provide to Tenant a breakdown of all costs prior to the commencement of any work. All costs in excess of Build Out Allowance will be added to Lease Rate and amortized at ten percent (10%) over the term of the Lease.

                                     /s/ Douglas J. Lehrmann  /s/ Terry O'Connor
                                     -----------------------  ------------------
                                     Tenant                   Landlord

PAGE FIVE OF LEASE - SECTION 4.01 -- RENT is amended as follows:

4.01 Base Rent. Tenant agrees to pay Landlord during the full Primary Lease Term the sum of $2,288,915.86, payable in advance in equal monthly installments of $37,833.32 for the Premises: The first full monthly installment of Base Rent shall be payable on the Commencement Date and each succeeding monthly installment shall be due and payable on or before the first day of each and every successive calendar month thereafter during the Primary Lease Term. The first one hundred and twenty-six thousand dollars of Base Rent shall be prepaid with the signing of this addendum. The prepayment pays the Base Rent for the first one hundred and one days Tenant occupies Premises. Prepayment shall be in the form of 42,000 shares of Chaparral Network Storage, Inc. common stock purchased at $3.00 per share. The exact square footage of the Premises will be measured "as-built" and Rent adjusted accordingly.

PAGE SEVEN OF LEASE -- SECTION 5.02(a) is amended as follows:

5.02(a) Taxes. The Rent payable by Tenant shall be increased by the amount of "Tenant's Proportional Share" of the Taxes on the Property. Tenant's Proportional Share shall be 67% based upon Tenant's initial occupancy of approximately 40,000 square feet out of a total building rental space of approximately 60,000 square feet. Tenant's Proportional Share shall be subject to confirmation and/or adjustment based on "as-built" measurements of the Premises and Building. In determining the amount of Taxes for any calendar year, the amount of special assessments to be included shall be limited to the amount of the installment (plus any interest payable thereon) of such special assessment which would have been required to have been paid during such calendar year if Landlord had elected to have the special assessment paid over the maximum period of time permitted by law, if the election is available to Landlord. All reference to Taxes "for" and "billed for" a particular calendar year shall be deemed to refer to Taxes levied, assessed, billed or otherwise imposed for such calendar year, without..

In witness whereof parties have executed this agreement the day and month first written above.

LANDLORD:                                      TENANT:
BTC Development, LLC                           Chapparal Network Storage, Inc.

/s/ TERRENCE J. O'CONNOR                       /s/ DOUGLAS J. LEHRMANN
----------------------------                   ----------------------------
By: Terrence J. O'Connor                       By: Douglas J. Lehrmann
    Managing Member                                Vice President, Finance


                                       2